Dentsply Sirona Appoints Michael Barber and Daniel Scavilla as New Board Members Charlotte, N.C., February 6, 2025 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced that Michael J. Barber and Daniel T. Scavilla have been appointed to its Board of Directors (the “Board”), effective February 5, 2025. Mr. Barber brings over 40 years of experience in product management and innovation, including executive leadership roles at GE, where he was responsible for the transformation of the company’s digital X-Ray program. Mr. Scavilla, currently CEO of Globus Medical, is a seasoned executive with a deep skillset in commercial deployment and business integration, having successfully led the merger of Globus and NuVasive. Mr. Barber will be joining the Board’s Science and Technology Committee and Mr. Scavilla will be joining the Board’s Audit and Finance Committee. “We are pleased to welcome Mike and Dan, two proven leaders with skillsets that are additive to the expertise already represented on our Board and that will be extremely valuable as we continue to execute our transformation strategy,” said Greg Lucier, Chairman of the Board. “The Board regularly reviews our composition against our strategic priorities, and we believe that adding broad healthcare experience, as well as deep innovation, technology, finance and operational capabilities, will help Dentsply Sirona realize our vision of transforming dentistry to improve oral health globally as the industry continues to evolve. As we move forward, the Board will continue to actively and regularly evaluate all opportunities to drive durable, profitable growth and enhanced shareholder value.” Mr. Barber said, “With Dentsply Sirona’s long heritage of innovation leadership in the global dental industry, I recognize the Company’s tremendous potential, and I am eager to contribute to advance its mission. I appreciate the Board’s confidence and look forward to working collaboratively with the rest of the Board and the management team to capitalize on the many opportunities ahead.” Mr. Scavilla said, “I am honored to join the Board and continue to drive forward Dentsply Sirona’s mission of transforming and advancing innovation. As a longtime executive in the healthcare industry, I look forward to bringing my insights and experience to support the Company’s strategic growth.” The Company also announced today that Dr. Dorothea Wenzel has informed the Board of her decision to resign, effective February 5, 2025, due to the increased demands of her recently announced chair nomination. “On behalf of the Board and management team, I want to thank Dorothea for her contributions to our Company,” Mr. Lucier said. “The Board has benefitted greatly from her expertise and guidance, and we appreciate all she has done to help position Dentsply Sirona for the future.”

Dr. Wenzel added, “It has been an honor to serve on the Board over the last few years. I’m confident in the Board and management team’s ability to deliver on the Company’s strategy and drive long-term growth and profitability.” With these changes, the Board has increased in size from 10 to 11 members. In the last two years, the Board has added four highly qualified members and will continue to refresh the Board to ensure the requisite skills to support the transformation of dentistry. About Michael Barber Mr. Barber has over 40 years of experience in executive positions with General Electric (NYSE: GE), featuring roles within operations, human capital, engineering, strategy, product management, and international P&L leadership. He has successfully launched transformational technologies and products to the market in the fields of diagnostic imaging and point-of-care technology. Mr. Barber also serves on the Board of Directors of Exact Sciences, Inc. (Nasdaq: EXAS) and as a member of the Executive Committee of the Green Bay Packers Football Club and the Board of Regents at the Milwaukee School of Engineering. He previously served on the Board of Directors of Catalent, Inc. He holds both a Bachelor of Science and an Honorary Doctorate in Electrical Engineering from the Milwaukee School of Engineering. He is a Member of the National Academy of Engineering (NAE) and a Fellow of the American Institute for Medical and Biological Engineering (AIMBE). About Daniel Scavilla Mr. Scavilla has served as President and Chief Executive Officer of Globus Medical, Inc. (NYSE: GMED) since April 2022, leading Globus Medical’s acquisition of NuVasive, Inc. and integrating the two organizations to create the second largest spine technology company in the world. Prior to that, Mr. Scavilla held various executive leadership positions at the company, including serving as its Chief Financial Officer. Prior to joining Globus Medical, Mr. Scavilla spent 28 years in increasing leadership roles within Johnson & Johnson, including roles across different businesses. Mr. Scavilla serves on Globus Medical’s Board of Directors, and he previously served on the Board of Directors of Impulse Dynamics, a privately held medical technology company. Mr. Scavilla received a Bachelor of Science in Finance and Organizational Behavior from LaSalle University and a Master of Business Administration in International Management from Temple University. About Dentsply Sirona Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality, and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information Investors: Andrea Daley Vice President, Investor Relations +1-704-591-8631 InvestorRelations@dentsplysirona.com Press: Marion Par-Weixlberger Vice President, Public Relations & Corporate Communications +43 676 848414588 marion.par-weixlberger@dentsplysirona.com